UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Christopher & Banks Corporation (the "Company") originally filed on January 17, 2017 (the "Original Form 8-K"), reporting Joel N. Waller's election as interim President and Chief Executive Officer of the Company (collectively, "CEO") and as a member of the Board of Directors of the Company (the "Board"), effective January 17, 2017. This Amendment No. 1 amends the Original Form 8-K solely to include information regarding the terms of Mr. Waller's employment agreement with the Company and the employment inducement equity awards that were issued effective January 17, 2017 and were described in the Original Form 8-K, and to file such documents as exhibits. Except as otherwise described below in this Amendment No. 1, this filing does not affect the accuracy of the information provided in the Original Form 8-K.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On January 17, 2017, in connection with Mr. Waller's election as the Company's interim CEO, the Company and Mr. Waller entered into a binding term sheet. Mr. Waller and the Company have now entered into an employment agreement and two employment inducement equity award agreements that were all made effective as of January 17, 2017. These agreements collectively replace that term sheet.

Pursuant to the terms of the employment agreement, Mr. Waller is entitled to (i) be paid an annual salary of $600,000; (ii) participate in the employee benefits plans and programs generally applicable to senior executives of the Company; other than any annual or other short-term incentive compensation plan or program; (iii) be entitled to reimbursement for expenses for commuting periodically between Rancho Mirage, California and Plymouth, Minnesota, in an amount not to exceed $20,000, in the aggregate; and (iv) the employment inducement equity awards described below. In addition, he is subject to customary confidentiality, noncompetition, nonsolicitation and nondisparagement covenants.

Effective January 17, 2017, in connection with Mr. Waller's commencement of employment, the Board granted to Mr. Waller two "employment inducement awards" (as defined in New York Stock Exchange ("NYSE") Rule 303A.08) as follows:

•
a grant of a non-qualified stock option to acquire 375,000 shares of the Company's common stock at an exercise price of $1.42 per share. The option has a five-year term and will vest upon the earlier to occur of: (i) January 17, 2018; (ii) the date on which the Company's permanent Chief Executive Officer has commenced employment; and (iii) the termination of Executive's employment without “Cause” (as defined in the award agreement) due to a “Change in Control” (as defined in the award agreement) of the Company (the "Vesting Period"). The stock options will be exercisable after vesting and following Executive's employment termination (assuming such termination is not for Cause) for the lesser of (i) three-years following Executive's employment termination date and (ii) the remaining term of the option (the "Exercise Period"). In the event of his prior death or “Disability” (as defined in the award agreement) prior to the end of the Vesting Period, Mr. Waller or his estate will be able to exercise, during the Exercise Period, a pro rata portion of options equal to 375,000 multiplied by the number of full monthly periods he was employed prior to his employment termination date and divided by 12; and

•
a grant of performance-based restricted common stock which will vest, if at all, in two tranches: one tranche of 100,000 shares will vest if, on any date prior to the "Vesting Date" (as defined below), the Company's common stock has a closing price equal to or greater than $3.00 per share on the NYSE, and the second tranche of 100,000 shares will vest if, on any date prior to the Vesting Date, the Company's common stock has a closing price equal to or greater than $4.00 per share on the NYSE. If a threshold is not met, the tranche of shares of restricted stock subject to such threshold will be forfeited. "Vesting Date" means the earlier of the twelve-month anniversary of (i) Employee's last day of service as interim CEO of the Company, due to his death or disability; (ii) Employee's last day of service as interim CEO, due to commencement of employment of a permanent CEO, if Employee is not providing consulting services to the Company under a separate arrangement as of such date; and (iii) if the Employee is providing consulting services to the Company under a separate arrangement as of the date a permanent CEO commences employment, the last day of consulting services provided by Employee to the Company, such determination to be made by the permanent CEO.

The foregoing summary of the employment agreement, non-qualified stock option and performance-based restricted stock award are qualified in their entirety by reference to the Employment Agreement, Non-Qualified Stock Option Agreement and Performance-Based Restricted Stock Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K/A and which are hereby incorporated herein by reference.

9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Employment Agreement made effective as of January 17, 2017, by and between Christopher & Banks Corporation and Joel N. Waller.

10.2	Non-Qualified Stock Option Agreement made effective as of January 17, 2017, between Christopher & Banks and Joel N. Waller.

10.3	Performance-Based Restricted Stock Agreement made effective as of January 17, 2017, between Christopher & Banks Corporation and Joel N. Waller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: February 24, 2017	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K/A

Date of Report:	Commission File No.:
January 10, 2017	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Employment Agreement made effective as of January 17, 2017, by and between Christopher & Banks Corporation and Joel N. Waller.

10.2	Non-Qualified Stock Option Agreement made effective as of January 17, 2017, between Christopher & Banks Corporation and Joel N. Waller.

10.3	Performance-Based Restricted Stock Agreement made effective as of January 17, 2017, between Christopher & Banks Corporation and Joel N. Waller.

5